Exhibit 10.1

SUN hydraulics corporation

1500 COUNTY LINE ROAD · P.O. BOX 3377

SARASOTA, FL 33578

TELEPHONE: 813/355-2983

April 22, 1981

Mr. Peter Robson

15 Rose Croft

Kenilworth, Warwickshire

England

Dear Peter:

This letter is a confirmation of an employment agreement between Sun Hydraulics Corporation (“Sun”) and Peter Robson (“Robson”) reached in our phone conversation of April 21, 1981, as follows:

I.	General Conditions:

a.	Robson will give notice to his present employer effective May 1, 1981. Sun recognizes that Robson has a six-month termination clause and may not be released from his existing contract for six months.

b.	Employment will begin with a wholly owned subsidiary of Sun as soon as Robson is released from his present contract.

c.	Sun will review Robson’s salary on November 1, 1981, without regard to the actual date employment begins.

d.	This contract may be terminated by either party upon giving six months’ notice in writing to the other party.

II.	Remuneration:

a.	Sun will pay Robson a beginning salary of £ 10,000 per year.

b.	Sun will pay for medical insurance supplement equal to Bupacare’s family coverage – National Scale.

c.	Sun will pay a retirement supplement equal to ten per cent (10%) of Robson’s base salary. Robson will choose a private plan approved by the Inland Revenue for tax deferral.

Mr. Peter Robson	April 22, 1981

III.	Transportation and Expenses:

a.	Sun will purchase a Ford Cortina GL or equivalent car for Robson’s use.

b.	Sun will pay Robson’s travel expenses (including car maintenance).

c.	Sun will provide £500 expense advance to Robson. This fund will be replenished from time to time upon presentation by Robson of paid expense vouchers

IV.	Office Costs:

a.	Sun will provide suitable office space.

b.	Sun will provide necessary secretarial service.

c.	Sun will provide telephone and Telex service.

If you concur with the summary of our agreement, please sign the enclosed copy and return it to me.

All of us at Sun Hydraulics are please that you are joining us and look forward to your visit to Sarasota.

Sun Hydraulics Corporation

/s/ William F. Clendenin
William F. Clendenin
Secretary and Treasurer

/s/ Robert E. Koski
Robert E. Koski
President

Accepted:

/s/ Peter Robson
Peter Robson